UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 21, 2017

Blue Capital Reinsurance Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-36169	98-1120002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (441) 278-0400

(Former name or former address, if changed since last report)

94 Pitts Bay Road

Pembroke HM 08

Bermuda

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation

By letter received on April 21, 2017, Mr. Adam Szakmary, advised Blue Capital Reinsurance Holdings Ltd. (the “Company” or “BCRH”) of his resignation as Chief Executive Officer (“CEO”) and director with immediate effect. Mr. Szakmary served as CEO and a member of the board of directors (the “Board”) since August 2015.

Appointment of CEO

Following Mr. Szakmary’s resignation, the Company appointed Michael J. McGuire as CEO, effective as of April 24, 2017. Mr. McGuire has had executive responsibility for Blue Capital Management Ltd. (the “Manager”), and has been a Director of the Manager and Chairman of the Board for Blue Capital Reinsurance Holdings Ltd. since August 2015. He has served as Chief Financial Officer since January 2006 of Endurance Specialty Holdings Ltd. (“Endurance”), the owner of the Manager and a wholly owned subsidiary of Sompo Holdings, Inc. Prior to this role, he led Endurance’s external reporting, treasury and Sarbanes-Oxley compliance initiatives from 2003 through 2005. Prior to joining Endurance, Mr. McGuire gained a broad range of public accounting experience in audit and advisory roles in the United States, Bermuda and Europe, which included providing transaction accounting, structuring and due diligence services to private equity and strategic investors on mergers and acquisitions. Mr. McGuire is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants

Mr. McGuire will continue to serve as the Chief Financial Officer of Endurance. Mr. McGuire will not receive any compensation directly from the Company for his services as CEO.

Appointment of Director

In light of the Board vacancy caused by Mr. Szakmary’s resignation, on April 24, 2017, the Board appointed Mr. John V. Del Col as a Class B director to serve until the 2018 Annual General Meeting of the Company’s shareholders or until his earlier resignation or removal. Mr. Del Col will not serve on either of the Board’s committees.

John V. Del Col serves as a Director of the Manager and has been the General Counsel and Secretary of Endurance since 2003. Prior to joining Endurance in this role in January 2003, Mr. Del Col was General Counsel and Deputy General Counsel for several property and casualty reinsurers and a merchant bank, having begun his career in associate roles at several New York law firms. He holds a JD from Harvard University and an AB from Dartmouth College. He is admitted to practice law in New York State. We believe Mr. Del Col’s qualifications to serve on the Board include his professional legal experience of over 20 years in the insurance and reinsurance industries. Mr. Del Col is 55 years old.

Each director receives, or is entitled to receive, the following compensation for services as a director: an annual cash retainer of $50,000 and an annual grant of restricted share units with a grant-date fair value of approximately $25,000, which vests over a three-year period (“Director Compensation”).

In connection with his appointment as a director, Mr. Del Col is entitled to the Director Compensation. On April 25, 2017, Mr. Del Col entered into a written letter agreement instructing the Company to assign to Endurance his rights to any remuneration, including but not limited to cash, equity and equity-based awards, paid, payable or granted to him in his capacity as a director of BCRH for so long as he remains an Endurance employee. The letter agreement is attached to this report as Exhibit 10.1.

Certain Relationships and Related Transactions and Director Independence

Messrs. McGuire and Del Col are employees, directors and /or officers of the Endurance companies that perform services for the Company. Messrs. McGuire and Del Col are also directors of Blue Capital Re Ltd. (“Blue Capital Re”) and Blue Capital Re ILS Ltd., the Company’s wholly-owned subsidiaries.

Endurance currently provides services to the Company through the following arrangements:

BW Retrocessional Agreement. Through a retrocessional contract dated December 31, 2013 (the “BW Retrocessional Agreement”), between Blue Capital Re and Blue Water Re Ltd. a wholly-owned subsidiary of Endurance (“Blue Water Re”). Blue Water Re has the option to cede to Blue Capital Re up to 100% of its participation in the ceded reinsurance business it writes, provided that such business is in accordance with the Company’s underwriting guidelines. Pursuant to the BW Retrocessional Agreement, Blue Capital Re may participate in: (i) retrocessional, quota share or other agreements between Blue Water Re and Endurance or other third-party reinsurers, which provides it with the opportunity to participate in a diversified portfolio of risks on a proportional basis; and (ii) fronting agreements between Blue Water Re and Endurance or other well capitalized third-party rated reinsurers, which allows Blue Capital Re to transact business with counterparties who prefer to enter into contracts with rated reinsurers.

Investment Management Agreement. The Company has entered into an Investment Management Agreement with the Manager. Pursuant to the terms of the Investment Management Agreement, the Manager has full discretionary authority, including the delegation of the provision of its services, to manage the Company’s assets, subject to the Company’s underwriting guidelines, the terms of the Investment Management Agreement and the oversight of the Board.

Pursuant to the Investment Management Agreement, the Company is obligated to pay the Manager a management fee (the “Management Fee”) equal to 1.5% of our average total shareholders’ equity (as defined in the Investment Management Agreement) per annum, calculated and payable in arrears in cash each quarter (or part thereof) that the Investment Management Agreement is in effect.

As of December 31, 2016, the Company’s total shareholders’ equity was $183.3 million. Assuming that the Company’s average total shareholders’ equity remains at this level in future periods, the Company would expect to pay the Manager a Management Fee of approximately $2.7 million per year pursuant to this agreement.

Underwriting and Insurance Management Agreement. The Company, Blue Capital Re and the Manager have entered into an Underwriting and Insurance Management Agreement (the “Underwriting and Insurance Management Agreement”). Pursuant to the Underwriting and Insurance Management Agreement, the Manager provides underwriting, risk management, claims management, ceded retrocession agreements management and actuarial and reinsurance accounting services to Blue Capital Re. The Manager has full discretionary authority to manage the underwriting decisions of Blue Capital Re, subject to the Company’s underwriting guidelines, the terms of the Underwriting and Insurance Management Agreement and the oversight of the Company’s and Blue Capital Re’s boards of directors.

Pursuant to the Underwriting and Insurance Management Agreement, the Company is obligated to pay the Manager a performance fee (the “Performance Fee”) which is equal to 20% of our pre-tax, pre-Performance Fee income over a hurdle amount (as defined in the Underwriting and Insurance Management Agreement) and payable in arrears in cash each quarter (or part thereof) that such agreement is in effect.

Since the Underwriting and Insurance Management Agreement is dependent on the Company’s future performance, the Company is unable to determine the amount of Performance Fees the Company would expect to pay the Manager in future periods pursuant to this agreement. To date, the Company has incurred $1.8 million in Performance Fees pursuant to this agreement.

Administrative Services Agreement. The Company has entered into an Administrative Services Agreement with the Manager, as amended on November 13, 2014 (the “Administrative Services Agreement”). Pursuant to the terms of the Administrative Services Agreement, the Manager provides the Company with support services, including the services of the Company’s Chief Financial Officer, as well as finance and accounting, internal audit, claims management and policy wording, modeling software licenses, office space, information technology, human resources and administrative support.

Pursuant to the Administrative Services Agreement, the Company is obligated to reimburse the Manager for various fees, expenses and other costs in connection with the services provided under the terms of this agreement, including the services of the Company’s Chief Financial Officer, modeling software licenses and finance, legal and administrative support.

The Company currently expects to pay the Manager approximately $0.6 million per year in future periods pursuant to this agreement.

Credit Agreement. On May 6, 2016, the Company entered into the 2016 Credit Facility with Endurance Investment Holdings Ltd. (the “Lender”), a wholly-owned subsidiary of Endurance. The 2016 Credit Facility provides the Company with an unsecured $20.0 million revolving credit facility for working capital and general corporate purposes and expires on September 30, 2018. The 2016 Credit Facility replaces the 2014 Credit Agreement and related Guarantee Agreement which expired on April 29, 2016. Borrowings under the 2016 Credit Facility bear interest, set at the time of the borrowing, at a rate equal to the applicable LIBOR rate plus 150 basis points. A one-time fee of $20,000 was due to the Lender in connection with establishing the 2016 Credit Facility. The 2016 Credit Facility contains covenants that limit the Company’s ability, among other things, to grant liens on its assets, sell assets, merge or consolidate, or incur debt. If the Company fails to comply with any of these covenants, the Lender could revoke the facility and exercise remedies against the Company. In addition, in the event of a default in the performance of any of the agreements or covenants under certain management agreements with the Manager by the Company, the Lender has the right to terminate the 2016 Credit Facility.

As of April 25, 2017, the Company had no outstanding borrowings under the 2016 Credit Facility.

Certain Termination Provisions Associated with the Foregoing Agreements. The Company may not terminate the Investment Management Agreement, the Underwriting and Insurance Management Agreement or the Administrative Services Agreement prior to November 12, 2018, whether or not the Manager’s performance results are satisfactory. Upon any termination or non-renewal of either of the Investment Management Agreement or the Underwriting and Insurance Management Agreement (other than for a material breach by, or the insolvency of, the Manager), the Company must pay a one-time termination fee to the Manager equal to 5% of the Company’s GAAP shareholders’ equity, calculated as of the most recently completed quarter prior to the date of termination.

As of December 31, 2016, if the Company were to terminate either the Investment Management Agreement or the Underwriting and Insurance Management Agreement, the Company would be required to pay the Manager a one-time termination fee of approximately $9.2 million.

Shareholder and Registration Rights Agreement

Private Placement. Upon the completion of the initial public offering and through a private placement, Montpelier Reinsurance Ltd. purchased 2,500,000 Common Shares at a price of $20.00 per share. In connection with the Private Placement, we entered into a shareholder and registration rights agreement, dated November 12, 2013 (the “Shareholder and Registration Rights Agreement”), with Montpelier Re Holdings Ltd., now by operation of law, Endurance.

Governance. Pursuant to the Shareholder and Registration Rights Agreement, Endurance has the right to nominate two of our five directors (or, if the Board consists of more than five directors, not less than 40% of the total Board seats at any given time) until the later of the date on which: (i) Endurance sells any common shares; and (ii) Endurance owns less than 5% of the outstanding common shares. Endurance also has the right to designate one of its nominees as Chairman.

Pursuant to the Shareholder and Registration Rights Agreement, for so long as Endurance has the right to nominate two directors to the Board; (i) if the size of the Board is five, a quorum of the Board cannot exist unless at least one director nominated by Endurance is present at a meeting of the Board; and (ii) if the size of the Board is greater than five, a quorum of the Board cannot exist unless at least two directors nominated by Endurance are present at a meeting of the Board.

Registration Rights. Pursuant to the Shareholder and Registration Rights Agreement, the Company has granted Endurance registration rights with respect to the common shares purchased in the Private Placement and any other common shares Endurance may own. These rights include demand registration rights, shelf registration rights and “piggyback” registration rights, as well as customary indemnification. All fees, costs and expenses related to any registrations will be borne by the Company, other than underwriting discounts and commissions.

Demand Registration Rights. The Shareholder and Registration Rights Agreement grants Endurance demand registration rights. The Company is required, upon the written request of Endurance, to use the Company’s reasonable best efforts to effect registration of those common shares requested to be registered by Endurance promptly after receipt of the request. The Company is not required to effect any such demand registration within 180 days after the effective date of a previous demand registration.

Shelf Registration Rights. The Shareholder and Registration Rights Agreement grants Endurance shelf registration rights. Endurance may demand that we file a shelf registration statement with respect to some or all of the common shares it holds, and, upon such demand, the Company is required to use its reasonable best efforts to effect such registration.

Piggyback Registration Rights. The Shareholder and Registration Rights Agreement grants Endurance piggyback registration rights. If the Company registers any common shares, either for the Company’s own account or for the account of other security holders, Endurance is entitled, subject to certain limitations, to include some or all of the common shares it holds in the registration.

Corporate Opportunities. Pursuant to the Shareholder and Registration Rights Agreement, Endurance or any of its affiliates or any of its or their respective directors, officers, employees, partners or agents are permitted to engage in activities or businesses that are competitive with the Company and will have no duty to refrain from engaging in such activities or businesses. The Shareholder and Registration Rights Agreement also generally releases Endurance or any of its affiliates or any of its or their respective directors, officers, employees, partners or agents from referring any business opportunity to the Company.

Preemptive Rights. Pursuant to the Shareholder and Registration Rights Agreement, the Company has granted Endurance preemptive rights to participate, at Endurance’s option, in any offerings of our equity securities. Endurance’s preemptive rights entitle it to participate in any issuance of equity securities by the Company based on Endurance’s pro rata portion of common shares that it holds at the time of such issuance.

General. The Shareholder and Registration Rights Agreement provides that, except as required by applicable law, neither the Company nor the Board shall take any action to cause the amendment of the Company’s organizational documents in a manner that is inconsistent with, or adverse to, Endurance’s governance and related rights under the Shareholder and Registration Rights Agreement. In addition, our Bye-Laws will be read and construed as one with the Shareholder and Registration Rights Agreement, and the provisions of the Shareholder and Registration Rights Agreement are incorporated into such Bye-Laws.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Letter dated April 25, 2017 by and among John V. Del Col, Endurance Specialty Holdings Ltd. and Blue Capital Reinsurance Holdings Ltd.

99.1	Letter received by the Company on April 21, 2017 from Adam Szakmary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Capital Reinsurance Holdings Ltd. (Registrant)

April 25, 2017	By:	/s/ John V. Del Col
Date	Name:	John V. Del Col
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter dated April 25, 2017 by and among John V. Del Col, Endurance Specialty Holdings Ltd. and Blue Capital Reinsurance Holdings Ltd.

99.1	Letter received by the Company on April 21, 2017 from Adam Szakmary.